UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

Ubiquity Broadcasting Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2014, Ubiquity, Inc., f/k/a Ubiquity Broadcasting Corp. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Ubiquity Broadcasting Corp.” to “Ubiquity, Inc.” (the “Name Change”). The Amendment was effective as of April 2, 2014. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 8.01	Other Events

On April 21, 2014, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate a reverse split of 3.5 to 1 (the “Reverse Split”) in which each shareholder will be issued 1 share of common stock in exchange for 3.5 shares of their currently issued common stock , to be effective as of April 24, 2014.  The Reverse Split had been previously approved and authorized by the Board and majority holders of the Company and, as a result, the issued and outstanding Common Stock shall decrease from 326,208,296 to 93,202,370.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2014	UBIQUITY, INC.

	By:	/s/ Christopher Carmichael
Christopher Carmichael Chief Executive Officer